Exhibit 10.4(B)

Grant ID: DP140067
Attachment F - Contract Amendment

As indicated by the signatures below, the INSTITUTE and the RECIPIENT agree to the following amendments to the CPRIT Contract:

Contract Document F: This Attachment (this “Attachment”), dated as of May 11, 2017, is hereby incorporated into and made a part of that certain CANCER RESEARCH GRANT CONTRACT (“Contract”) effective as of June 1, 2014 by and between the Cancer Prevention and Research Institute of Texas (“CPRIT” or the “INSTITUTE”) and Mirna Therapeutics, Inc. (the “RECIPIENT”). A capitalized term used in this Attachment shall have the meaning given the term in the Contract or in the Attachments to the Contract, unless otherwise defined herein. In the event of a conflict between the provisions of this Attachment and the provisions of the Contract, this Attachment shall control. 1. Mirna hereby provides notice of its intent to terminate that certain Cancer Research Grant Contract by and between CPRIT and Mirna effective as of June 1, 2014 (including any attachments thereto, the (“2014 Contract”) pursuant to Section 8.04 thereof. The termination of the 2014 Contract will be made prior to the Termination Date of the 2014 Contract pursuant to Section 8.01(d) of the 2014 Contract, which permits Mirna to terminate the 2014 Contract for convenience. The Parties agree that CPRIT waives the 30-day notice required under Section 8.04 and that the Termination of the 2014 Contract will be effective upon CPRIT’s receipt of this notice, on May 11, 2017. 2. INSTITUTE and RECIPIENT agree to incorporate herein by reference the letter dated May 11, 2017 Re: Agreement and Resolution of Negotiations regarding Cancer Research Grant Contracts by and between the Cancer Prevention and Research Institute of Texas and Mirna Therapeutics, Inc. as uploaded into CGMS Ad Hoc Documents, to this Attachment.

Description: Terminate the contract effective May 11, 2017. Incorporate herein by reference the letter dated May 11, 2017 Re: Agreement and Resolution of Negotiations regarding Cancer Research Grant Contracts by and between the Cancer Prevention and Research Institute of Texas and Mirna Therapeutics, Inc. as uploaded into CGMS Ad Hoc Documents, to this Attachment.

RECIPIENT	INSTITUTE
Mirna Therapeutics, Inc.	Cancer Prevention & Research
ASO Name: DeYoung, Casi	Institute of Texas
Submitted Date: 11 May 2017	CEO Name: Roberts, Wayne
Approved Date: 11 May 2017